EXHIBIT 10.23

              LECTEC CORPORATION 1991 DIRECTORS' STOCK OPTION PLAN

         SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN.

         1.1 Establishment. LecTec Corporation, a Minnesota Corporation, hereby establishes the "LECTEC CORPORATION 1991 DIRECTORS' STOCK OPTION PLAN" (the "Directors' Plan") for LecTec's Board of Directors who are not full time or part time employees of the company. The Directors' Plan permits the grant of stock options which do not qualify as incentive stock options within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and Stock Indemnification Rights.

         1.2 Purpose. The purpose of the Directors' Plan is to advance the interests of the Company and its shareholders by encouraging and providing for the acquisition of an equity interest in the success of the Company by Non-Employee Directors, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of its operations is dependent.

         1.3 Effective Date. The Directors' Plan shall become effective immediately upon adoption by the Board of the Company and shall be subject to ratification by the shareholders of the Company. Any Award made prior to shareholder ratification shall be subject to such ratification.

         SECTION 2.        DEFINITIONS.

         2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a) "Award" means any Option and/or Stock Indemnification Right under this Directors' Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Committee" means the committee appointed by the Board pursuant to Section 4.1. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members appointed and to fill vacancies, however caused.

                  (d) "Company" means LecTec Corporation, a Minnesota corporation.

                  (e) "Disability" means disability as defined in Section 22(e)
          (3) of the Code.

                  (f) "Non-Employee Directors" means a Director of the Company who is not a full-time employee of the Company or its domestic or international Subsidiaries or any branch or division thereof.

                  (g) "Fair Market Value" of the stock means (i) the closing price of the Stock as reported for composite transactions, if the Stock is then traded on a national securities exchange, (ii) the last sale price if the Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Stock as reported on NASDAQ on the date as of which fair market value is being determined. If on the date of grant of any option granted under the Directors' Plan, the Stock is not publicly traded, the committee shall make a good faith attempt to satisfy the option price requirement and in connection therewith shall take such action as it deems necessary or advisable.

                  (h) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Directors' Plan, Option means an option that does not qualify as an Incentive Stock Option within the meaning of Section 422A of the Code.

                  (i) "Participant" means any Non -Employee Director designated by the Committee to participate in the Directors' Plan.

                  (j) "Stock" means the Common Stock of the Company.

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                  (k) "Stock Indemnification Right" and "SIR" mean the right to receive a payment from the Company equal to the decline in value of a specified number of shares of Stock acquired upon exercise of a related Option hereunder and sold during a specified period of time.

                  (i) "Subsidiary" means any entity of which, at the time such Subsidiary status is to be determined, more than 50% of the combined voting power of such entity is directly or indirectly owned by the Company.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Directors' Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

         SECTION 3.      ELIGIBILITY AND PARTICIPATION.

         3.1 Eligibility and Participation. Participants in the Directors' Plan shall be selected by the Committee from among Non-Employee Directors.


         SECTION 4.     ADMINISTRATION.

         4.1 Administration. The Committee shall be responsible for the general administration of the Directors' Plan. The Committee shall consist of three or more persons, all of whom shall be "disinterested persons" with respect to the Directors' Plan within the meaning of Rule 16b-3(d) (3) under the Securities Exchange Act of 1934, as amended. The members of the Committee shall not be eligible to receive options under the Directors' Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. The authority to grant Awards shall be vested in the Committee. Subject to the provisions of the Directors' Plan, the Committee, from time to time, shall determine the individuals to whom and the time or times at which an Award shall be granted, and the number of shares to be subject to each Option or SIR, the Option price per share, the period of each Option, and the other terms and provisions of Awards, which may or may not be identical. The Committee may also interpret the Directors' Plan, prescribe, amend and rescind rules and regulations relating to the Directors' Plan, and make all other determinations necessary or advisable for the administration of the Directors' Plan. 'The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Directors' Plan. The Committee's determination shall be in all cases conclusive. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made, without notice or meeting, and may be evidenced by a writing signed by a majority of the Committee members.

         SECTION  5. STOCK SUBJECT TO THE DIRECTORS' PLAN.

         5.1 Number. The total number of shares of Stock subject to Options under the Directors' Plan may not exceed 50,000 subject to adjustment upon occurrence of any of the events indicated in Section 5.3. The shares to be delivered under the Directors' Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

         5.2 Lapsed Options. If any Option granted under the Directors' Plan terminates, expires or lapses for any reason, any shares subject to such Option again shall be available for the grant of any Option.

         5.3 Adjustment in Capitalization. If there shall be any change in the Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Directors' Plan and outstanding options and SIRs shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Directors' Plan, the number of shares and the price per share subject to outstanding Options and SIRs, in order to prevent dilution or enlargement of Option or SIR rights.

         SECTION 6. DURATION OF DIRECTORS' PLAN.

         6.1 Duration of Directors' Plan. The Directors' Plan shall remain in effect, subject to the Board's right to earlier terminate the Directors' Plan pursuant to Section 11.2 hereof, until all Stock subject to it shall have been

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purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Directors' Plan on or after the tenth (10th) anniversary of the Directors' Plan's effective date.

         SECTION 7. STOCK OPTIONS.

         7.1 Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant.

         7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

         7.3 Option Price. Options granted pursuant to the Directors' Plan shall have an Option price that is equal to the Fair Market Value of the Stock on the date the Option is granted.

         7.4. Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted.

         7.5 Exercise of Option. Options granted under the Directors' Plan shall be exercisable in whole or in part at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants, by the delivery of written notice of exercise to the Company.

         7.6 Payment. Except as allowed in the next sentence, payment in full, in cash or other means satisfactory to the Committee, shall be made for all Stock purchased at the time written notice of exercise of an Option is given to the Company. The Committee may, in its sole discretion, allow the Optionee, at the time an Option is exercised, to pay the total purchase price of the Stock, or any portion thereof, by means of transfer from the Optionee to the Company of previously acquired shares of the Company's common stock having a then current aggregate Fair Market Value, determined as of the close of business on the day preceding the transfer, equal to such total purchase price, or any portion thereof, or by a combination of cash and such previously acquired shares of the Company's Stock. Shares of Stock owned through employee benefit plans of the Company may be used if no adverse tax consequence to either the Participant or the Company would result.

         7.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Directors' Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

         7.8 Termination of Directorship. A Participant's rights hereunder or under any outstanding Option, shall not terminate because that Participant ceases to be a Director.

         7.9 Nontransferabilitv of Options. No Option granted under the Directors' Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Directors' Plan shall be exercisable during his lifetime only by such participant.

         SECTION 8. STOCK INDEMNIFICATION RIGHT.

         8.1 Grant of Stock Indemnification Right. Stock Indemnification Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. SIRs may be granted only to persons on whom the Company or the Securities and Exchange Commission places a holding period restriction on Stock acquired upon the exercise of an Option, and shall be granted only in connection with Options, including already existing Options.

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         8.2 Term of SIR, Except as provided in Section 8.3 hereof, the term of an SIR shall begin on the date the related Option is exercised, and shall end on the last day of the seventh calendar month following such exercise date.

         8.3 Lapse of SIRs. In the event that a holding period restriction shall no longer be applicable to a Participant, any SIR granted to such participant shall lapse 30 days after the receipt of notice by the Participant from the Company of such fact. Notwithstanding anything contained herein to the contrary, in the event that a Participant holding an SIR dies within six months of his exercise of a related Option, the SIR shall expire, and the SIR shall lapse, on the earlier of (i) a date that is 30 days after the Participants executor or personal representative is duly appointed and qualified or (ii) the last day of the seventh calendar month after the date such Option was exercised.

         8.4 Payment of SIRs. Upon the sale of Stock acquired by exercise of an Option accompanied by an SIR at any time during the seventh calendar month following the date such Option is exercised, the Company shall make a payment to the holder of the SIR equal to the difference between (a) the Fair Market Value on the date of exercise of each share of Stock acquired upon exercise of the Option accompanied by the SIR and (b) the Fair Market Value on the date of sale of each share of the Stock acquired upon exercise of the Option, sold by the Participant during the seventh month of the period, if the Fair Market Value of the Stock sold is less than the Fair Market Value of the Stock subject to the Option on the date such Option is exercised.

         8.5 Form and Timing of Payment. Payment of an SIR shall be made as soon as practicable after notice by the Participant to the company of the sale, in cash.

         8.6 Nontransferabilitv of SIRs. No SIR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

         8.7 SIR Agreement. Each SIR shall be evidenced by an SIR agreement (which may be included in any agreement with respect to a related Option) specifying the Option to which the SIR relates and containing such other provisions as the Committee shall determine.

         SECTION 9. BENEFICIARY DESIGNATION.

         9.1 Beneficiary Designation. Each participant under the Directors' Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Directors' Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

         SECTION  10. RIGHTS OF DIRECTORS.

         10.1 Service on Board. Nothing in the Directors' Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Director's service on the Board at any time, nor confer on any Director any right to service on the Board of the Company or any of its Subsidiaries.

         10.2 Participation. No Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

         SECTION  11. MISCELLANEOUS.

         11.1 Securities Matters. The exercise of an Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Stock pursuant to such exercise will not violate any state or federal securities or other laws. The Optionee desiring to exercise an Option may be required by the Company, as a condition of the effectiveness of any exercise of Option, to agree in writing that all shares of Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend-end to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option in order to allow the issuance of Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other

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methods for compliance available under the federal or state securities laws. The
Company shall inform the Optionee in writing of its decision to defer the effectiveness of the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred, the Optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Stock to be issued hereunder or to effect similar compliance under any state laws.

         11.2 Amendment, Modification, and Termination of Directors' Plan. The Board at any time may terminate, and from time to time may amend or modify the Directors' Plan. No amendment, modification, or termination of the Directors' Plan shall in any manner adversely affect any Award theretofore granted under the Directors' Plan, without the consent of the Participant.

         11.3 Status of Option. In no event shall Options granted hereunder be deemed to be Incentive Stock Options meeting the requirements of Section 422A of the Code.


         SECTION 12. TAX WITHHOLDING.

         12.1 Tax Withholding . The Company shall have the power to withhold from Director fees and other amounts owing to a Participant, or require a Participant to remit to the company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Directors' Plan.

         12.2 Use of Stock for Tax Withholding. In order to assist participants in paying federal and state income taxes required to be withheld upon the exercise of an Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to elect to satisfy such income tax withholding obligation by having the company withhold a portion of the Stock otherwise to be delivered upon exercise of such Option with a fair market value equal to the taxes required to be withheld. If a Participant makes an election to use Stock to pay income tax withholding obligations and the Participants tax date is deferred for six months from the date of exercise of the Option, the optionee will initially receive the full amount of shares, but will be unconditionally obligated to surrender to the Company on the tax date the proper number of shares to satisfy the withholding obligation, plus cash for any remainder of the withholding obligation, including any fractional share withholding amount. Participants who are "officers" or "directors" of the Company, as those terms are used in Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), may only elect to use Stock to satisfy income tax withholding obligations in compliance with the rules established by the Committee to comply with Section 16(b).

         SECTION 13. REQUIREMENTS OF LAW.

         13.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13.2 Governing Law. The Directors' Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                                   AMENDMENT 1

LecTec Corporation, during a meeting of its Board of Directors on February 26, 1991, approved a resolution to increase the number of shares available for issue to 100,000 from 50,000 as originally stated in Section 5.1 of the 1991 Directors' Stock Option Plan.

                                   AMENDMENT 2

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         LecTec Corporation, during a meeting of its Board of Directors on March
15, 1996, approved a resolution to amend Paragraph 7.9 of Section 7 of the LecTec Corporation 1991 Directors' Stock Option Plan as follows:

         "Nontransferability of Options. No option granted under the Directors' Plan may be sold, pledged, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, excepting the transfer or assignment of fully vested and exercisable options for gifting purposes."

         The Company then proposed and received Shareholder approval for this Amendment during the Regular Shareholders' Meeting convened on November 18, 1996.